UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CoSine Communications, Inc.

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CoSine Communications, Inc.
61 East Main Street, Suite B
Los Gatos, California 95030

April 8, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at the Bankers Club, Bank of America, 52 Floor, 555 California Street, San Francisco, California 94104 on Thursday, May 8, 2008, at 11:00 a.m. Pacific Time. Registration will begin at 10:30 a.m. Pacific Time.

At this year's annual meeting, the agenda includes the annual election of directors. The Board of Directors recommends that you vote FOR the election of the director nominees. Please refer to the proxy statement for detailed information on the annual election of directors and the annual meeting.

Included with this proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year 2007. We encourage you to read the Form 10-K. It includes information on our current operations and redeployment of assets strategy, as well as our audited financial statements.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How Do I Vote?” in the proxy statement for more details. Returning your proxy card does NOT deprive you of your right to attend the annual meeting and to vote your shares in person for the matters acted upon at the meeting. Whether or not you plan to attend, the prompt execution and return of your proxy card by mail will both assure that your shares are represented at the annual meeting and minimize the cost of proxy solicitation.

We look forward to your attendance at the annual meeting.

Sincerely,

Terry R. Gibson
President and Chief Executive Officer

CoSine Communications, Inc.
61 East Main Street, Suite B
Los Gatos, California 95030

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
May 8, 2008

To the Stockholders of CoSine Communications, Inc.

The 2008 Annual Meeting of Stockholders of CoSine Communications, Inc., a Delaware corporation, will be held on Thursday, May 8, 2008, at 11:00 a.m. Pacific Time, at the Bankers Club, Bank of America, 52 Floor, 555 California Street, San Francisco, California 94104, for the following purposes:

1.	To elect a Board of Directors to serve for the ensuing year.
2.	To transact such other business as may properly come before the meeting and at any adjournment or postponement of the meeting.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

All stockholders are cordially invited to attend the annual meeting. Stockholders of record at the close of business on March 20, 2008, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors

Terry R. Gibson
Secretary

Los Gatos, California
April 8, 2008

Whether or not you expect to attend the meeting in person, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for the return of your proxy by mail. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT

CoSine Communications, Inc. (“CoSine,” “Company,” “we,” “us” or “our”) is providing these proxy materials in connection with our 2008 Annual Meeting of Stockholders to be held on May 8, 2008, at 11:00 a.m. local time (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Bankers Club, Bank of America, 52 Floor, 555 California Street, San Francisco, California 94104. This proxy statement, the accompanying proxy card and voter instructions and our 2007 Annual Report on Form 10-K were first mailed to stockholders on or about April 8, 2008. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The enclosed proxy is solicited by our Board of Directors.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is:

1. To elect a Board of Directors to serve for the ensuing year.

2. To transact such other business as may properly come before the meeting and at any adjournment or postponement of the Annual Meeting.

What are the Board of Directors' recommendations?

The Board of Directors recommends that you vote FOR the election of the nominees for directors.

Where is CoSine located?

Our principal executive office is located at 61 East Main Street, Suite B, Los Gatos, California 95030 and its telephone number is (408) 399-6494.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Common Stock (“Common Stock”), at the close of business on March 20, 2008, will be entitled to notice of and to vote at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A majority of our outstanding shares as of the record date, or a “quorum,” must be represented at the Annual Meeting in order to conduct business. At the close of business on that date, 10,090,635 shares were issued and outstanding. Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

How do I vote?

Vote by Mail

To vote your proxy by mail, mark your vote on the enclosed proxy card and follow the other directions on the proxy card. All valid proxies properly executed and received by us prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy card. Where no instructions are given, shares will be voted FOR the election of the named nominees for the Board of Directors and in accordance with the judgment of the person or persons voting the proxies on any matter that may properly come before the meeting which the Board of Directors is not aware of a reasonable time before the date of this proxy statement.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. Please note, however, that if your shares are held in the name of a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

How can I change or revoke my vote after I return my proxy card?

Even if you sign the enclosed proxy card you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice toTerry R. Gibson, Secretary of CoSine, specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, a stockholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. Please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker, bank or nominee.

How many votes do I have?

Each holder of record of Common Stock on such date will be entitled to one vote, for each share held, on every matter submitted to the stockholders at the Annual Meeting. The Common Stock does not have cumulative voting rights.

How many votes are required to elect the directors?

The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of our Board of Directors meaning that the four individuals nominated for election to the Board of Directors who receive the greatest number of votes cast will be elected.

How are the votes counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative, negative and withheld votes, abstentions and broker non-votes. Abstentions, votes withheld and broker non-votes are each included in the number of shares present for quorum purposes. Abstentions and votes withheld are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Representatives from BNY Mellon Shareowner Services LLC, our transfer agent, will count the votes and serve as our Inspector of Elections. The Inspector of Elections will be present at the Annual Meeting.

Who pays for the proxy solicitation and how does CoSine solicit votes?

In addition to the solicitation of proxies pursuant to this proxy statement, certain of our directors, officers and employees, without extra compensation, may also solicit proxies personally or by telephone, mail or facsimile. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, banks and brokerage houses for forwarding to the beneficial owners of shares held in their names. We may reimburse persons and institutions representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect directors to hold office until our 2009 Annual Meeting of Stockholders. Our Board of Directors consists of four members. Our certificate of incorporation currently provides an annual election of all our directors. The directors will serve until their successors have been duly elected and qualified or until any such director's earlier resignation or removal. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees listed above. If a nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for substitute nominees designated by the Board of Directors.

Directors

The names of our directors and their ages, titles and biographies as of March 20, 2008 appear below.

Name	Age	Position
Donald Green	76	Chairman of the Board of Directors
Charles J. Abbe	66	Director
Jack L. Howard	46	Director
Terry R. Gibson	54	Director, President, Chief Executive Officer and Chief Financial Officer

Donald Green, 76, has served as Chairman of CoSine's Board of Directors since March 2002 and as a director since June 1999. Mr. Green was a co-founder of Advanced Fibre Communications, Inc., a provider of multi-service access solutions for the telecommunications industry, and served as its Chairman of the Board from May 1999 until his retirement in September 2001, and also served as Chief Executive Officer from May 1992 to May 1999. Mr. Green is a director of Redcondor, Inc., a managed service provider of highly resilient email security systems for businesses, education, government agencies and service providers. Mr. Green is a director of Triaccess Technologies, Inc., a designer and marketer of video semiconductors. Mr. Green holds a higher national certificate in electrical engineering from Willesdon Technical College.

Charles J. Abbe, 66, has served as a director of CoSine since August 2000. Until his retirement in June 2001, Mr. Abbe has served as President and Chief Operating Officer of JDS Uniphase Corporation, a designer, developer and manufacturer of fiber optic products, since April 2000, following the merger of Optical Coating Laboratory, Inc. with JDS Uniphase in February of the same year. Mr. Abbe served as Optical Coating Laboratory’s President and Chief Executive Officer from April 1998 to March 2000, as its President from November 1997 to April 1998 and as its Vice President and General Manager for North America and Asia from April 1996 to November 1997. Mr. Abbe currently serves as a director of Cymer, Inc., a semiconductor equipment company, and a director of Nova-Sol, Inc., a defense industry development company. Mr. Abbe holds a B.S. and an M.S. in chemical engineering from Cornell University and an M.B.A. from Stanford University.

Jack L. Howard, 46, has served as a director of CoSine since July 25, 2005. Mr. Howard co-founded Steel Partners II, L.P. in October 1993, where he currently holds representative positions. He has served as a director since 1996 and as Vice President since 1997 of WebFinancial Corp. (formerly Rose’s Holdings Inc.), a commercial and consumer lender that owns WebBank Corp., an FDIC insured industrial loan bank located in Salt Lake City, Utah. In 2005, Mr. Howard began serving as a director of WHX Corporation. Since 2004, Mr. Howard has served as a director of BNS Holding, Inc. which owns Collins Industries, Inc., a manufacturer of small school and activity buses, terminal trucks and road construction equipment. From January 1989 to present, Mr. Howard has served as Principal at Mutual Securities, Inc., a registered broker-dealer. Mr. Howard holds a B.A. in Finance from the University of Oregon.

Terry R. Gibson, 54, has served as a director and Chief Executive Officer of CoSine since January 16, 2005, as Executive Vice President and Chief Financial Officer since January 2002 and as our Secretary since September 23, 2004. Mr. Gibson serves as a Managing Director of SP Corporate Services, LLC, which provides CoSine with executive, financial and administrative support services and personnel, including the services of Mr. Gibson as CoSine's Chief Executive Officer, Chief Financial Officer, Corporate Secretary and related services, since July 1, 2007. SP Corporate Services, LLC is an affiliate of Steel Partners II, L.P. Prior to joining us, Mr. Gibson served as Chief Financial Officer of Calient Networks, Inc. from May 2000 through

December 2001. He served as Chief Financial Officer of Ramp Networks, Inc. from March 1999 to May 2000 and as Chief Financial Officer of GaSonics, International from June 1996 through March 1999. He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 through June 1996. Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

There are no family relationships among any of our directors or officers.

Corporate Governance Matters

Director Independence

Full Board of Directors. Our Board of Directors is composed of Messrs. Green, Abbe, Howard and Gibson. Our stock was de-listed from the NASDAQ National Market System on June 16, 2005 and now trades in the over the counter market and is quoted on the Pink Sheets Electronic Quotation Service under the symbol “COSN.PK.” As our stock is no longer “listed,” within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, our directors are not required to be “independent” as defined in the NASDAQ listing standards. Our Board of Directors has nevertheless determined that Messrs. Green and Abbe are “independent directors” as defined in Rule 4200(a)(15) of the NASDAQ Manual of Marketplace Rules as applicable to “listed” companies.

Due to Mr. Howard's relationship with Steel Partners II, L.P., our largest stockholder, our Board of Directors does not deem him an “independent director” as defined in Rule 4200(a)(15).

Until June 30, 2007, Mr. Gibson served as our only executive officer and employee. Effective July 1, 2007, we retained SP Corporate Services, LLC to provide us, on a non-exclusive basis, a full range of executive, financial and administrative support services and personnel, including the services of a Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer. In connection with our retention of SP Corporate Services, LLC, Mr. Gibson terminated his employment with us but continues to serve as our Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer as an employee of SP Corporate Services, LLC.

SP Corporate Services, LLC is affiliated with Steel Partners II, L.P., our largest stockholder, by virtue of SP Corporate Services, LLC’s President, Warren Lichtenstein, serving as the managing member of Steel Partners II GP LLC, the general partner of Steel Partners II, L.P. SP Corporate Services, LLC is also a wholly owned subsidiary of Steel Partners, Ltd., also controlled by Mr. Lichtenstein.

For these reasons, our Board of Directors does not deem Mr. Gibson an “independent director” as defined in Rule 4200(a)(15).

Committees of the Board. Our Board of Directors currently has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee, all of which are composed of Messrs. Green, Abbe and Howard. Our Board of Directors has also determined that Messrs. Green and Abbe meet the definition of “independence” as defined in Rule 4350(d) of the NASDAQ Manual of Marketplace Rules as applicable to audit committees of “listed” companies and meet all additional independence requirements set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, applicable to audit committees of “listed” companies, subject to their receipt of ordinary-course compensation for serving as members of such committees permitted under Rule 10A-3(b)(1)(iv). As our stock is no longer “listed,” within the meaning of Rule 10A-3, the members of our Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee are not required to be “independent.”

Due to Mr. Howard's relationship with Steel Partners II, L.P., our largest stockholder, our Board of Directors does not deem him an “independent director” as defined in Rule 4350(d).

Due to Mr. Gibson's relationships with the Company as a past employee and Steel Partners II, L.P., our largest stockholder, as an employee of SP Corporate Services, LLC, our Board of Directors does not deem him an “independent director” as defined in Rule 4350(d).

Certain Relationships and Related Transactions

Transactions with Related Persons, Promoters and Certain Control Persons. On June 15, 2007, our Board of Directors approved an agreement (the “Services Agreement”) with SP Corporate Services, LLC pursuant to which SP Corporate Services, LLC provides us, on a non-exclusive basis, a full range of executive, financial and administrative support services and personnel, including the services of a Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer, maintenance of our corporate office and records, periodic reviews of transactions in our stock to assist in preservation of our NOLs, and related executive, financial, accounting and administrative support services. The Service Agreement became effective as of July 1, 2007. Under the Services Agreement, we pay SP Corporate Services, LLC a monthly fee of $17,000 in exchange for SP Corporate Services, LLC's services. SP Corporate Services, LLC is responsible for compensating and providing all applicable employment benefits to any SP Corporate Services, LLC personnel in connection with providing services under the Services Agreement. We reimburse SP Corporate Services, LLC for reasonable and necessary business expenses of ours incurred by SP Corporate Services, LLC, and we are responsible for payment of fees related to audit, tax, legal, stock transfer, insurance broker, investment advisor and banking services provided to us by third party advisors. The Services Agreement has a term of one year and automatically renews for successive one year periods unless otherwise terminated by either party. The Services Agreement is also terminable by us upon the death of Terry R. Gibson or his resignation as our Chief Executive Officer, Chief Financial Officer or Secretary of the Company. Under the Services Agreement, SP Corporate Services, LLC and its personnel are entitled to the same limitations on liability and indemnity rights available under our charter documents to any other person performing such services for us. During fiscal year 2007, prior to the effectiveness of the Services Agreement, we incurred approximately $24,500 per month in performing the services which are to be performed by SP Corporate Services, LLC under the Services Agreement.

SP Corporate Services, LLC is affiliated with Steel Partners II, L.P., our largest stockholder, by virtue of SP Corporate Services, LLC’s President, Warren Lichtenstein, serving as the managing member of Steel Partners II GP LLC, the general partner of Steel Partners II, L.P. SP Corporate Services, LLC is also a wholly owned subsidiary of Steel Partners, Ltd., also controlled by Mr. Lichtenstein.

Pursuant to the Services Agreement, Terry R. Gibson terminated his employment with us, effective as of June 30, 2007, but continues to serve as our Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer as an employee of SP Corporate Services, LLC. SP Corporate Services, LLC is responsible for compensating Mr. Gibson, including providing him with all applicable employment benefits to which he may be entitled, for his serving as our Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer and for any other services he may provide to us under the Services Agreement.

Review, Approval and Ratification of Transactions with Related Person. Annually, each of our directors and officers must complete a Director and Officer Questionnaire which requires disclosure of any transactions or proposed transactions to which we are or are to be a party and in which a director or officer, a member of his or her immediate family or any affiliated company of such director or officer has or will have a direct or indirect material interest. Our full Audit Committee is charged with reviewing and approving, or ratifying, any transaction between or among us and any such “related person”; provided, however, to the extent any director is the “related person” in question, such director will not participate in any review of or vote on such a transaction. Our policy regarding the review, approval and ratification of such transactions with “related persons” is in writing as set forth in the Charter of the Audit Committee.

Communications with the Board

Stockholders may communicate with the Board of Directors by submitting their communication in writing to Chairman of the Board of Directors, c/o Terry R. Gibson, Corporate Secretary, 61 East Main Street, Suite B, Los Gatos, California 95030. All such communications will be forwarded to the Board of Directors for its consideration.

Stockholder Nominations for Director

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if submitted in writing to the Chairman of the Board of Directors, c/o Terry R. Gibson, Corporate Secretary, 61 East Main Street, Suite B, Los Gatos, California 95030.

Code of Ethics

We have adopted a code of ethics that applies to our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and all other officers, directors and employees performing similar functions in compliance with applicable rules of the Securities and Exchange Commission. We will provide to any person, without charge, a copy of our code of ethics and amendments thereto upon written request. Written requests should be submitted to Terry R. Gibson, Corporate Secretary, 61 East Main Street, Suite B, Los Gatos, California 95030.

Meetings of the Board and its Committees

Full Board of Directors

There were five meetings of the full Board of Directors during the fiscal year ended December 31, 2007. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and its committees on which he served, except for Mr. Howard who attended at least 75 percent of the total number of meetings of the full Board of Directors and Audit Committee and 50 percent of the total number of meetings of the Compensation Committee and the Nominating and Corporate Governance Committee. The Company does not have a policy regarding its director's attendance at the Company's annual meetings of stockholders. All the directors attended, either in person or via teleconference, the Company's 2007 Annual Meeting of Stockholders held May 10, 2007.

Committees of the Board

Audit Committee. The Audit Committee is composed of Messrs. Green, Abbe and Howard and is chaired by Mr. Green. The Board of Directors has determined that Mr. Abbe is an “Audit Committee Financial Expert” as defined in applicable rules of the Securities and Exchange Commission. The Audit Committee met six times during the fiscal year ended December 31, 2007. A copy of our current Audit Committee Charter, amended as of March 27, 2007, was attached as Appendix A to our proxy statement for our 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2007.

The Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements, reviews our internal accounting procedures, appoints, compensates, retains and oversees the independent accountants, reviews and approves all audit and non-audit services performed by the independent accountants, reviews with the independent accountants the scope and results of their annual examination of our consolidated financial statements, and performs the other functions specified in the Audit Committee Charter.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Abbe, Green and Howard and is chaired by Mr. Abbe. The Nominating and Corporate Governance Committee met twice during the fiscal year ended December 31, 2007. A copy of our Nominating and Corporate Governance Committee Charter, amended as of March 27, 2007, was attached as Appendix B to our proxy statement for our 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2007.

The Nominating and Corporate Governance Committee evaluates and makes recommendations to the Board of Directors concerning the composition, qualifications, performance and compensation of the Board of Directors and its related committees, the identification of qualified director nominees and the development of corporate governance guidelines and policies and performs the other functions specified in the Nominating and Corporate Governance Committee Charter.

In order to identify and evaluate candidates for the Board of Directors, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board of Directors, reviews qualifications of candidates, evaluates the performance of the Board of Directors as a whole, evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders, considers the need of the Board of Directors and its respective committees. The Nominating and Corporate Governance Committee considers such factors as issues of character, judgment, independence, expertise, diversity of experience,understanding of and achievements in manufacturing, technology, finance and marketing, the ability of a candidate to make a meaningful contribution to us, other commitments and potential conflicts of interest and considers such other factors as the Nominating and Corporate Governance Committee may deem appropriate in the context of identifying the needs of the Board of Directors at a particular point in time. As the needs of the Board of Directors may change from time to time depending on changes in our business and market trends, the Nominating and Corporate Governance Committee has not established any specific, minimum qualifications that must be met by a candidate for the Board of Directors or that there are specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.

There have been no material changes to our policy that the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if submitted in writing to the Chairman of the Board of Directors, c/o Terry R. Gibson, Corporate Secretary, 61 East Main Street, Suite B, Los Gatos, California 95030.

Compensation Committee. The Compensation Committee is composed of Messrs. Green, Abbe and Howard and is chaired by Mr. Howard. The Compensation Committee met twice during the fiscal year ended December 31, 2007. A copy of our Compensation Committee Charter, amended as of March 27, 2007, was attached as Appendix C to our proxy statement for our 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2007.

The Compensation Committee is responsible for establishing, implementing and monitoring adherence of executive compensation with our compensation philosophy. The Committee determines the overall compensation of our executive officers, oversees the administration of executive compensation programs, ensures that executive compensation is fair, reasonable and competitive, and performs the other functions specified in the Compensation Committee Charter.

Each year, the Compensation Committee reviews the executive compensation policies with respect to the linkage between executive compensation and our performance, as well as the competitiveness of the programs. The Compensation Committee determines what changes, if any, are appropriate in the compensation programs for the following year.

Historically, in conducting the annual review, the Compensation Committee considered information provided by human resources staff and used surveys and reports prepared by independent compensation consultants. In addition, each year, the Compensation Committee, with the President and human resources staff, reviewed the individual performance of each of the other executive officers, and the President’s recommendations with respect to the appropriate compensation levels and awards. The Compensation Committee then set performance and bonus targets, and made stock option grants under the 2000 Stock Plan. The Compensation Committee also reviewed with the President and the human resources staff the financial and other strategic objectives, such as those identified above, for each of the executive officers for the following year.

In fiscal year 2007 in determining the overall compensation of our one executive officer, the Compensation Committee determined what was reasonably necessary and appropriate to retain that executive officer while we focused on our strategy to redeploy our existing resources to identify and acquire new business operations.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, the Compensation Committee was composed solely of non-employee directors. None of these persons is, nor has been at any time since our incorporation, one of our officers or employees or an officer or employee of any of our subsidiaries. No executive officer of ours has served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Required Vote

The four individuals nominated for election to the Board of Directors who receive the greatest number of votes cast will be elected.

The Board Of Directors Unanimously Recommends A Vote For
The Election Of Each Of The Nominees for Director.

OTHER INFORMATION

AUDIT COMMITTEE DISCLOSURE

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following Report of the Audit Committee, in whole or in part, shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be “soliciting material” or “filed” under such acts.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed with management the audited financial statements for the year ended December 31, 2007.
•	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.
•	Received the written disclosures and the letter from the independent auditor regarding the auditor’s independence as required by Independence Standards Board Standard No. 1, has discussed with the independent auditor the auditor’s independence, and has considered whether the non-audit services provided by the independent auditor are compatible with maintaining its independence.
•	Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Donald Green
Charles J. Abbe
Jack L. Howard

Principal Accountant Fees and Services

Aggregate fees for professional services rendered by Burr, Pilger & Mayer LLP and Ernst & Young LLP during 2007 and 2006 were as follows:

	2007	2006
Audit Fees — Ernst & Young LLP(1)	$—	$20,000
Audit Fees — Burr, Pilger & Mayer LLP(1)	134,000	155,000
Total audit fees	134,000	175,000
Audit related fees — Burr, Pilger & Mayer LLP	—	—
Total audit related fees	—	—
Tax fees(2)	23,000	27,600
All other fees(3)	—	727
Total	$157,000	$203,327

(1)	Audit fees include fees associated with the annual audit and 10-K, the reviews of the Company’s quarterly reports on Form 10-Q.
(2)	Tax fees included tax compliance and tax advice.
(3)	All other fees principally included internal control consultation.

Pre-Approval Policy and Procedures

Effective May 2003, all professional services rendered by our independent registered public accounting firms are required to be pre-approved by the Audit Committee. In fiscal years 2006 and 2007, all services were pre-approved by the Audit Committee. The Audit Committee pre-approves and reviews audit and non-audit services performed by our independent registered public accounting firm as well as the fees charged by our independent registered public accounting firm for such services. As part of its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on our independent registered public accounting firms’ independence. To avoid certain potential conflicts of interest in maintaining our independent registered public accounting firm independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Audit Committee approved all of the services provided by Burr, Pilger & Mayer LLP in 2007.

Appointment of Independent Registered Public Accounting Firm

Burr, Pilger & Mayer LLP has served as our independent registered public accounting firm since October 2004. We are currently engaged in negotiations with Burr, Pilger & Mayer LLP regarding the cost and scope of the services proposed to be performed for us by Burr, Pilger & Mayer LLP during fiscal year 2008, including the audit of our financial statements for fiscal year 2008. Our Audit Committee intends to delay its selection of our independent public accountant for fiscal year 2008 pending the mutual agreed conclusion of those negotiations or, if necessary, similar negotiations with another independent public accounting firm.

Accordingly, we are not asking stockholders to ratify the appointment of an independent accountant to audit our financial statements for fiscal year 2008. Ratification of the independent accountant is not required by our Fourth Amended and Restated Bylaws, our Audit Committee Charter or applicable law.

Representatives of Burr, Pilger & Mayer LLP are not expected to be present at the Annual Meeting and therefore, will not have the opportunity to make a statement nor be available to respond to appropriate questions from the stockholders.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 20, 2008, unless otherwise noted, by: (i) each person or entity who is known by the Company to own beneficially 5% or more of the Company’s outstanding Common Stock; (ii) each director of the Company; (iii) the executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of this proxy statement (the “Named Executive Officers”); and (iv) all directors and executive officers of the Company who were serving on the Board of Directors and/or were in office as of March 20, 2008 as a group.

	Shares of Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percent of Class(3)
5% Stockholders
Steel Partners II, L.P.(4) 590 Madison Avenue, 32nd Floor New York, NY 10022	2,631,384	26.1%
WHX CS Corp.(5) 555 Theodore Fremd Avenue Rye, New York 10580	1,898,337	18.8%
Empyrean Capital Partners, LP(6) 10250 Constellation Boulevard, Suite 2950 Los Angeles, CA 90667	760,000	7.5%
Directors and Named Executive Officers
Terry R. Gibson, Director, Chief Executive Officer, Chief Financial Officer and Secretary(7)	83,333	*
Charles J. Abbe, Director(8)	20,200	*
Donald Green, Chairman(9)	42,484	*
Jack L. Howard, Director(10)	251,425	2.5%
All directors and current executive officers as a group (4 persons)(11)	397,442	3.9%

*	Less than 1%.
(1)	Unless otherwise indicated, the address for each listed stockholder is c/o CoSine Communications, Inc., 61 East Main Street, suite B, Los Gatos, CA 95030. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 20, 2008 (or as of May 19, 2008) through the exercise of any stock option or other right. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days after March 20, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person.
(3)	Percentage of beneficial ownership is based on 10,090,635 shares of common stock outstanding as of March 20, 2008, adjusted as required by rules promulgated by the Securities and Exchange Commission.
(4)	All 2,631,384 shares are held in the name of Steel Partners II, L.P., a Delaware limited partnership. Steel Partners II Master Fund, L.P., a Cayman Islands exempted limited partnership, is the sole limited partner of Steel Partners II, L.P. Steel Partners II GP LLC, a Delaware limited liability company, is the general partner of Steel Partners II, L.P. and Steel Partners II Master Fund, L.P. Steel Partners LLC a Delaware limited liability company, is the investment manager of Steel Partners II, L.P. and Steel Partners II Master Fund, L.P. Warren G. Lichtenstein is manager of Steel Partners LLC and managing member of Steel Partners II GP LLC. By virtue of these relationships, each of Steel Partners II, L.P., Steel Partners II

Master Fund, L.P., Steel Partners II GP LLC, Steel Partners LLC, and Mr. Lichtenstein holds sole voting and investment power over all 2,631,384 shares. Jack L. Howard, a director of the Company, is President of Steel Partners LLC, and Vice Chairman of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its affiliates. Mr. Howard is also the director of and controls JL Howard, Inc. and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares of the Company stock held by JL Howard, Inc. and 170,300 shares of the Company stock held by J Howard, Inc. Mr. Howard also holds 76,625 shares of the Company in an IRA SEP over which he is deemed to hold sole voting and investment powers. The information in this footnote is based upon the Schedule 13D/A filed on December 31, 2007 on behalf of Steel Partners II, L.P., Steel Partners II Master Fund, L.P., Steel Partners II GP LLC, Steel Partners LLC, Mr. Lichtenstein, Mr. Howard, JL Howard, Inc. and J Howard, Inc.
(5)	WHX CS Corp., a Delaware corporation, and WHX Corporation, a Delaware corporation, each has sole power to vote and to dispose of the 1,898,337 shares. WHX CS Corp. is a wholly owned subsidiary of WHX Corporation. Steel Partners II, L.P., a Delaware limited liability company, is a majority stockholder of WHX Corporation. Steel Partners II Master Fund, L.P., a Cayman Islands exempted limited partnership, is the sole limited partner of Steel Partners II, L.P. Steel Partners II GP LLC, a Delaware limited liability company, is the general partner of Steel Partners II, L.P. and Steel Partners II Master Fund, L.P. Steel Partners LLC a Delaware limited liability company, is the investment manager of Steel Partners II, L.P. and Steel Partners II Master Fund, L.P. Warren G. Lichtenstein is manager of Steel Partners LLC and managing member of Steel Partners II GP LLC, as explained in footnote 4 above. WHX CS Corp. and WHX Corporation disclaim beneficial ownership of the shares held by Steel Partners II, L.P., Steel Partners LLC and Mr. Lichtenstein, as described in footnote 4 above. The information in this footnote is based upon the Schedule 13D filed on November 1, 2005 and a Form 3 filed on November 2, 2005 on behalf of WHX CS Corp. and WHX Corporation and a Schedule 13D/A filed on December 31, 2007 on behalf of Steel Partners II, L.P., Steel Partners II Master Fund, L.P., Steel Partners II GP LLC, Steel Partners LLC, Mr. Lichtenstein, Mr. Howard, JL Howard, Inc. and J Howard, Inc.
(6)	Of the 760,000 shares, 265,208 shares are held directly by Empyrean Capital Fund, LP (“ECF”) which has shared voting and investment power over such shares, LP, 444,617 shares are held by Empyrean Capital Overseas Fund, Ltd. (“ECOF”) which has shared voting and investment power over such shares and 50,175 shares are held by Empyrean Capital Overseas Benefit Plan Fund, Ltd. (“ECOBPF”) which has shared voting and investment power over such shares. Empyrean Capital Partners, LP (“ECP”) is the investment manager for ECF, ECOF and ECOBPF and in such capacity holds shared voting and investment power over all 760,000 shares. Empyrean Capital, LLC is the general partner of ECP and in such capacity holds shared voting and investment power over all 760,000 shares. Empyrean Associates, LLC (“EA”) is the general partner of ECF and in such capacity holds shared voting and investment power over 265,208 shares. Amos Meron, Michael Price and Scott Imbach are the managing members of EC and EA and in such capacities share voting and investment power over all 760,000 shares. The information in this footnote is based upon the Schedule 13G filed August 15, 2005 on behalf of Messrs. Meron, Price, Imbach, EC, EA, ECP, ECF, ECOF and ECOBPF.
(7)	All 83,333 shares are subject to exercisable options.
(8)	Of the 20,200 shares, 17,000 are subject to exercisable options, and 3,200 shares are owned directly by Mr. Abbe.
(9)	Of the 42,484 shares, 12,000 are subject to exercisable options, 16,046 shares are owned directly by Mr. Green, 173 shares are owned directly by Green Venture Capital I, L.P. and 14,265 shares are owned directly by Green Venture Capital II, L.P. Mr. Green is the general partner of Green Venture Capital I, L.P. and Green Venture Capital II, L.P. Mr. Green disclaims beneficial ownership of the shares owned directly by Green Venture Capital I, L.P. and Green Venture Capital II, L.P., except to the extent of his pecuniary interest in the shares.
(10)	Of the 251,425 shares, 4,000 are subject to exercisable options. Mr. Howard is also the director of and controls JL Howard, Inc. and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares of the Company stock held by JL Howard, Inc. and 170,300 shares of the Company stock held by J Howard, Inc. Mr. Howard also holds 76,625 shares of the Company in an IRA SEP over which he is deemed to hold sole voting and investment powers. Mr. Howard, a director of the Company, is President of Steel Partners LLC, and Vice Chairman of Steel Partners. Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its affiliates. Steel Partners II, L.P. has sole voting and investment power over 2,631,384 shares as explained in footnote 4 above.

(11)	Of the 397,442 shares, 3,200 shares are owned by Mr. Abbe, as explained in footnote 8 above, 30,484 shares are owned by Mr. Green, Green Venture Capital I, L.P. and Green Venture Capital II, L.P as explained in footnote 9 above, 247,425 shares are owned by Mr. Howard, JL Howard, Inc. and J Howard, Inc. as explained in footnote 10 above, and an additional 116,333 shares are subject to options that are exercisable within 60 days of March 1, 2008 all of which will be vested as of May 1, 2008.

Change Of Control Arrangements

Some options awarded under our 1997, 2000 and 2002 Stock Plans provided that the options will become fully vested and fully exercisable if, anytime within 24 months following a “change of control” of Cosine, the option holder’s employment is terminated other than for cause or if a constructive termination of the option holder’s employment occurs. Events constituting a constructive termination include a significant reduction in the option holder’s duties, position or responsibilities without the option holder’s prior written consent. See “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis, Potential Payments Upon Termination or Change in Control” at page 17 of this Proxy Statement.

EXECUTIVE OFFICERS

The name of our executive officer and his age, title and biography as of March 15, 2007 appears below.

Name	Age	Position
Terry R. Gibson	54	President, Chief Executive Officer, Chief Financial Officer and Secretary

Terry R. Gibson, 54, has served as a director and Chief Executive Officer of CoSine since January 16, 2005, as Executive Vice President and Chief Financial Officer since January 2002 and as our Secretary since September 23, 2004. Mr. Gibson serves as a Managing Director of SP Corporate Services, LLC, which provides CoSine with executive, financial and administrative support services and personnel, including the services of Mr. Gibson as CoSine's Chief Executive Officer, Chief Financial Officer, Corporate Secretary and related services, since July 1, 2007. SP Corporate Services, LLC is an affiliate of Steel Partners II, L.P. Prior to joining us, Mr. Gibson served as Chief Financial Officer of Calient Networks, Inc. from May 2000 through December 2001. He served as Chief Financial Officer of Ramp Networks, Inc. from March 1999 to May 2000 and as Chief Financial Officer of GaSonics, International from June 1996 through March 1999. He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 through June 1996. Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for establishing, implementing and monitoring adherence of executive compensation with our compensation philosophy. The Committee determines the overall compensation of our executive officers, including the Chief Executive Officer, oversees the administration of executive compensation programs and ensures that executive compensation is fair, reasonable and competitive.

In 2006, we completed the wrap-up of our carrier services business, providing customer support services for our discontinued products through December 31, 2006, at which time we terminated all customer support offerings. We also sold the remaining assets of our carrier network products business with the sale of our patent portfolio in March 2006 and the sale of the rights to the related intellectual property in November 2006. Our strategy is to enhance stockholder value by pursuing opportunities to redeploy our assets through an acquisition of one or more operating businesses with existing or prospective taxable earnings that can be offset by use of our net operating loss carry-forwards (“NOLs”) which we continued to pursue in fiscal year 2007.

During 2007 until June 30, 2007, we had one employee, Mr. Gibson, who was also our only named executive officer. In efforts to reduce our operating expenses while executing our redeployment strategy, effective July 1, 2007, we retained SP Corporate Services, LLC to provide us, on a non-exclusive basis, a full range of executive, financial and administrative support services and personnel, including the services of a Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer. In connection with our retention of SP Corporate Services, LLC, Mr. Gibson terminated his employment with us but continues to serve as our Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer as an employee of SP Corporate Services, LLC. SP Corporate Services, LLC is responsible for compensating and providing all applicable employment benefits to any SP personnel in connection with providing services under the Services Agreement, including Mr. Gibson in serving as our Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer. We pay SP Corporate Services, LLC $17,000 per month for all of our customary executive, financial and administrative support services and personnel, including the services of Mr. Gibson.

Compensation Philosophy and Objectives

Historically, our executive compensation programs have been designed to attract and retain highly qualified executives, to align those executives’ interests with those of the stockholders and to motivate those executives to maximize stockholder returns by achieving both our short-term and long-term strategic goals. The programs linked each executive’s compensation directly to individual and/or our performance. Our “pay for performance” system had three basic components: base pay; incentive bonus; and long-term, equity-based incentive compensation. Each component was addressed in the context of individual and/or our performance, competitive conditions and equity among employees. In determining competitive compensation levels, we historically analyzed information from several independent surveys, including the Ratford Benchmark Survey and those prepared by iQuantic Buck. These surveys included information regarding public companies in general as well as similarly situated companies within the industries in which we historically operated.

During fiscal year 2007 until the termination of our sole employee and executive officer on June 30, 2007, the total compensation of our executive officer was based on that which was reasonably necessary and appropriate to retain that executive officer while we focused on our strategy to redeploy our existing resources to identify and acquire new business operations. With the retention of SP Corporate Services, LLC effective July 1, 2007, SP Corporate Services, LLC is now responsible for compensating and providing all applicable employment benefits to any SP personnel in connection with providing services under the Services Agreement, including Mr. Gibson in serving as our Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer.

Until we acquire one or more operating business pursuant to our redeployment strategy, it is anticipated that we will continue to contract with SP Corporate Services, LLC for executive, financial and administrative support services and personnel requirements. Upon the acquisition of one or more operating business, it is anticipated that we will hire executive personnel and that executive compensation will be determined and administered according to our historic executive compensation philosophy and objectives.

Determining Executive Compensation

Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and our performance, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs for the following year.

Historically, in conducting the annual review, the Committee considered information provided by human resources staff and used surveys and reports prepared by independent compensation consultants. In addition, each year, the Committee, with the President and human resources staff, reviewed the individual performance of each of the other executive officers, and the President’s recommendations with respect to the appropriate compensation levels and awards. The Committee then set performance and bonus targets, and made stock option grants under the 2000 Stock Plan. The Committee also reviewed with the President and the human resources staff the financial and other strategic objectives, such as those identified above, for each of the executive officers for the following year.

During fiscal year 2007 until the termination of our sole employee and executive officer on June 30, 2007, the total compensation of our executive officer was based on that which the Committee determined was reasonably necessary and appropriate to retain that executive officer while we focused on our strategy to redeploy our existing resources to identify and acquire new business operations. Until we acquire one or more operating business pursuant to our redeployment strategy, it is anticipated that we will continue to contract with SP Corporate Services, LLC for executive, financial and administrative support services and personnel requirements. Upon the acquisition of one or more operating business, it is anticipated that we will hire executive personnel and that executive compensation will be determined and administered according to our historic executive compensation philosophy and objectives.

Compensation Programs

Base Pay. We pay our employee executives a base salary to compensate them for services rendered during the year. Salaries are reviewed typically in assessing an executive's performance for the year as well as part of any change in job responsibilities.

Historically, base pay was designed to be competitive (generally between the 50th and 75th percentiles) as compared to salary levels for equivalent executive positions at other companies within the industries in which we operated, with reference to the Ratford Benchmark Surveys and those prepared by iQuantic Buck. An executive’s actual salary within this competitive framework varied based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, developing innovative products, strengthening market share and profitability, and expanding the markets for our products). The types and relative importance of specific financial and other business objectives varied among our executives depending on their positions and the particular operations or functions for which they were responsible and depending on our overall financial position.

During fiscal year 2007 until the termination of our sole employee and executive officer on June 30, 2007, we had only one employee and executive officer, Mr. Gibson, whose base salary was set at that which was determined to be reasonably necessary and appropriate to retain Mr. Gibson while we focused on our strategy to redeploy our existing resources to identify and acquire new business operations. Until we acquire one or more operating business pursuant to our redeployment strategy, it is anticipated that we will continue to contract with SP Corporate Services, LLC for executive, financial and administrative support services and personnel requirements. During such time, SP Corporate Services, LLC will be responsible for compensating and providing all applicable employment benefits to our executive officers. Upon the acquisition of one or more operating business, it is anticipated that executive compensation will be determined and administered according to our historic executive compensation philosophy and objectives.

Incentive Bonus. Historically, each executive was eligible to receive a quarterly or annual cash bonus as determined by the Committee. The “target” level for that bonus, like the base salary level, was set with reference to Company-wide bonus programs, as well as competitive conditions. These target levels were intended to motivate our executives by providing substantial bonus payments for the achievement of financial goals within our business plan. An executive received a percentage of his or her target bonus depending on the extent to which we achieved financial performance goals set by the Committee and the Board of Directors, as measured by our net income before taxes. Bonuses could exceed the target if our performance exceeded the goal.

No incentive bonuses were granted to our executive officers during fiscal year 2007. Until we acquire one or more operating business pursuant to our redeployment strategy, it is anticipated that we will continue to contract with SP Corporate Services, LLC for executive, financial and administrative support services and personnel requirements LLC. During such time, SP Corporate Services, LLC will be responsible for compensating and providing all applicable employment benefits to our executive officers. Upon the acquisition of one or more operating business, it is anticipated that executive compensation will be determined and administered according to our historic executive compensation philosophy and objectives.

Long-Term, Equity-Based Incentive Compensation. Historically, the long-term equity-based compensation program was tied directly to stockholder return. Under that program, long-term incentive compensation consisted of stock options under the 2000 Stock Plan. Stock options were awarded with an exercise price equal to the market value of our common stock on the date of grant. Accordingly, the executive was rewarded only if the market price of the common stock appreciated. Since options vest over time, we periodically granted new options to provide continuing incentives for future performance. The size of previous grants and the number of options held were considered by the Committee, but were not entirely determinative of future grants. Like base pay, the grant was set with regard to competitive considerations, and each executive’s actual grant was based upon individual performance measured against the criteria described in the preceding paragraphs and the executive’s potential for future contributions.

Stock options under the 2000 Stock Plan were designed to align the interests of our executives with those of stockholders by encouraging executives to enhance our value and, hence, the price of our common stock and the stockholders’ return. Similarly, through time-based vesting, this component of the compensation system was designed to create an incentive for the individual executive to remain with us. Moreover, stock option awards allowed us to maintain competitive levels of total compensation of our executives.

In addition, some options awarded to our executive officer may provide, and have in the past provided, that the options will become fully vested and fully exercisable if, anytime within 24 months following a “change of control” of CoSine, the executive officer’s employment is terminated other than for cause or if a constructive termination of the executive officer’s employment occurs. Events constituting a constructive termination include a significant reduction in the executive officer’s duties, position or responsibilities without the executive officer’s prior written consent. This “change of control” provision is designed to promote stability and continuity of management. Information regarding applicable payments under the “change in control” provision is provided under the heading “Potential Payments Made Upon Termination or Change in Control” on page17.

No long-term equity-based compensation was made to our executive officers during fiscal year 2007. Until we acquire one or more operating business pursuant to our redeployment strategy, it is anticipated that we will continue to contract with SP Corporate Services, LLC for executive, financial and administrative support services and personnel requirements. During such time, SP Corporate Services, LLC will be responsible for compensating and providing all applicable employment benefits to our executive officers. Upon the acquisition of one or more operating business, it is anticipated that executive compensation will be determined and administered according to our historic executive compensation philosophy and objectives.

Perquisites and Other Personal Benefits. Historically, we did not provide our executive officers with material perquisites and other personal benefits.

For fiscal year 2007, the only perquisite or other personal benefit granted to our executive officer was full family health care coverage through June 30, 2007.

Tax and Accounting

Beginning January 1, 2006, we began accounting for stock-based compensation payments including under our stock option plans in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following Compensation Committee Report, in whole or in part, shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be “soliciting material” or “filed” under such acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the CoSine Board of Directors that the Compensation Committee Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Charles J. Abbe
Donald Green
Jack L. Howard

Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to us in all capacities during each of the fiscal years ended December 31, 2007, 2006 and 2005, respectively, by each person who served as one of our executive officers at any time during fiscal year 2007 (the “Named Executive Officers”).

Mr. Gibson has served as our Chief Financial Officer since January 2002, as our Secretary since September 23, 2004, and as Chief Executive Officer since January 16, 2005. Mr. Gibson was employed by us from January 2002 until he terminated employment on January 3, 2005, although continuing to serve as an executive officer and consultant. On October 6, 2005, Mr. Gibson was rehired as an employee at an annual salary of $225,000 per year, at which time he was also granted options to purchase 100,000 shares of our common stock, of which 50,000 shares were immediately exercisable with the balance vesting over the next three years. Due to decreasing responsibilities as a result of our discontinuing our products and customer support services and his devotion of time to other ventures, Mr. Gibson's annual salary was reduced to $200,000 effective June 1, 2006 and to $150,000 effective November 1, 2006.

Mr. Gibson earned a severance payment in the amount of $265,000 effective on termination of his employment on January 3, 2005, as well as reimbursement of his family health care insurance for 2005, in the amount of $10,947 and payment of consulting fees in the amount of $202,827 for services rendered from January 4, 2005 through October 6, 2005 when he was rehired as an employee. For fiscal year 2006, Mr. Gibson received reimbursement of his family health care insurance, in the amount of $12,399. For fiscal year 2007, Mr. Gibson received reimbursement of his family health care insurance, in the amount of $6,312. These amounts are listed in the column entitled “All Other Compensation.”

Mr. Gibson was our only Named Executive Officer during fiscal year 2007. Mr. Gibson’s total compensation during fiscal year 2007 consisted of his base annual salary through June 30, 2007 when he terminated employment with us and began serving as our sole executive officer as an employee of SP Corporate Services, LLC. He did not receive any incentive bonus payments or awards of long-term, equity-based compensation from us during fiscal year 2007. For the period July 1, 2007 through December 31, 2007, SP Corporate Services, LLC was responsible for all of Mr. Gibson's compensation and employment benefits.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)(2)
Terry R. Gibson Director, President, Chief Executive Officer Executive, Chief Financial Officer and Secretary	2007	75,000	27,283	108,312	210,595
	2006	202,083	23,282	12,399	237,764
	2005	49,299	6,428	478,774	534,501

(1)	The amounts in the column entitled “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the 2000 Stock Plan and thus includes amounts from awards granted prior to 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2006 and 2007 are included in note 4 of our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about March 14, 2008.
(2)	The amount in the columns entitled “Option Awards” and “Total” for fiscal year 2005 includes, for reference purposes only, the dollar amount that would have recognized for financial statement reporting purposes for the fiscal year ended December 31, 2005 with respect to awards under the 2000 Stock Plan had we accounted for stock-based compensation payments in accordance with FAS 123(R) during fiscal year 2005. We began accounting for stock-based compensation payments, including under our stock option plans, in accordance with the requirements of FASB Statement 123(R) as of January 1, 2006.
(3)	For 2007, this amount includes, for reference purposes only, the aggregate dollar amount paid to SP Corporate Services, LLC for its providing all our executive, financial and administrative support services and personnel requirements, including but not limited to those of Mr. Gibson, and the reimbursement of Mr. Gibson's family health care insurance while an employee of CoSine for 2007 in the amount of $6,312.

Grants of Plan Based Awards

No stock option or other equity-based grants were made by us to our executive officer during fiscal year 2007.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information relating to stock options, stock awards and incentive plan awards of each of the Named Executive Officers outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Terry R. Gibson	83,333	16,667	$2.60	10/06/2015

(1)	All options listed above represent options to purchase 100,000 shares of our common stock granted on October 6, 2005, of which 50,000 shares were immediately exercisable with the balance vesting over the next three years of a ten-year term.

Option Exercises and Stock Vested

No stock options were exercised by our executive officers nor did any stock awards vest during fiscal 2007.

Pension Benefits

We do not maintain any plan that provides for pension benefits to our executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not maintain any defined contribution or other plan providing for the payment of deferred compensation to our executive officers.

Potential Payments Upon Termination or Change in Control

The options awarded to and held by Mr. Gibson will become fully vested and fully exercisable if, anytime within 24 months following a “change of control”, Mr. Gibson's employment is terminated other than for cause or if a constructive termination of his employment occurs. Events constituting a constructive termination include a significant reduction in Mr. Gibson's duties, position or responsibilities without his prior written consent.

A “change of control” is defined as the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing fifty percent (50%) or more of the total voting power represented by our then outstanding voting securities other than in a private financing transaction approved by our Board of Directors;

(b) The closing of a (i) merger or consolidation of us with or into any other corporation or business entity, other than (x) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation, (y) a merger affected solely for the purpose of changing our domicile, or (ii) sale, lease or disposition by us of all or substantially all of our assets;

(c) The approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets; or

(d) A change in the composition of our Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are our directors as of the date hereof, or (B) are elected, or nominated for election, to our Board of Directors with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (a), (b) or (c) or in connection with an actual or threatened proxy contest relating to the election of our directors.

The following table represents the “in-the-money” or intrinsic value of those shares subject to stock options held by Terry R. Gibson, our sole executive officer, as of December 31, 2007 for which vesting would be accelerated due to a “change in control” described in the preceding paragraph, calculated based on a closing sale price of $2.75 per share on December 31, 2007 minus the exercise price of $2.60 per share.

Name	Voluntary Termination on 12/31/07 ($)	For Cause Termination on 12/31/07 ($)	Involuntary Not for Cause Termination on 12/31/07 ($)	Involuntary Not For Cause Constructive Termination on 12/31/07 ($)
Terry R. Gibson	—	—	2,500.55	2,500.55

Compensation of Directors

Cash Compensation. Each non-employee director receives a quarterly retainer in the amount of $2,000. In addition, each non-employee director receives $1,000 for attending a Board of Directors meeting in person, $500 for attending a committee meeting in person, and $250 for attending a Board of Directors or committee meeting by telephone. We do not compensate directors for committee meetings held together with a Board of Directors meeting. We reimburse directors for travel and other expenses incurred in attending Board of Directors and committee meetings.

Stock Option Grants. Each non-employee director who is first appointed or elected after September 26, 2000 (the date of our initial public offering) will automatically receive under our 2000 Director Option Plan an option to acquire 8,000 shares of our common stock. These initial options will vest in four equal annual installments. Under the 2000 Director Option Plan, each non-employee director in office for at least six months before each annual meeting of stockholders will receive an additional option to acquire 2,000 shares of our common stock. These subsequent options will vest on the fourth anniversary of the date of grant. We may also grant directors’ options or restricted stock under our 2000 Stock Plan. Non-employee directors received option grants during 2006 as listed in the table below. The options granted each vest on the fourth anniversary of the date of grant.

DIRECTOR SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to us during the fiscal years ended December 31, 2007 by each person who served as one of our non-employee directors at any time during fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Charles J. Abbe	9,000	5,406	14,406
Donald Green	9,000	5,406	14,406
Jack L. Howard	9,000	2,565	11,565

(1)	The amounts in the column entitled “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the 2000 Director Option Plan and the 2000 Stock Plan and thus include amounts from awards granted prior to 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2006 and 2007 are included in note 4 of our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about March 14, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes equity compensation plans approved by stockholders and equity compensation plans that were approved and not approved by the stockholders as of December 31, 2007:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	153,000	(2)	$7.52	(2)	1,934,455	(3)
Equity compensation plans not approved by stockholders(4)	—		—		1,000,000
Total	153,000		$7.52		2,934,455

(1)	These numbers exclude shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”
(2)	Includes 5,000 shares subject to outstanding options under the 1997 Stock Plan, 112,000 shares subject to outstanding options under the 2000 Stock Plan, and 36,000 shares subject to outstanding options under the Director Plan.
(3)	Includes 1,924,455 shares available for future issuance under the 2000 Stock Plan, 10,000 shares available for future issuance under the Director Plan.
(4)	The only equity compensation plan not approved by stockholders is the 2002 Stock Plan (the “2002 Plan”). The Board of Directors adopted the 2002 Plan in January 2002 to make available for issuance certain shares of our common stock that have been (i) previously issued pursuant to the exercise of stock options granted under the 1997 Plan and (ii) subsequently reacquired by us pursuant to repurchase rights contained in restricted stock purchase agreements or pursuant to optionee defaults on promissory notes issued in connection with the exercise of such options (“Reacquired Shares”). Under the terms of the 1997 Plan and the 2000 Plan, these Reacquired Shares would not otherwise have been available for reissuance. No shares that were not previously issued under the 1997 Plan and subsequently reacquired by us have been or will be reserved for issuance under the 2002 Plan. A maximum of 1,000,000 shares may be reserved for issuance under the 2002 Plan. An aggregate of 335,791 shares were initially reserved for issuance under the 2002 Plan upon its adoption. These shares consisted of Reacquired Shares as of the date of adoption. Additional shares that become Reacquired Shares after the date of adoption of the 2002 Plan, up to a maximum of 664,209 additional shares, will also become available for issuance under the 2002 Plan. The provisions of the 2002 Plan are substantially similar to those of the 2000 Plan, except that the 2002 Plan does not permit the grant of awards to officers or directors and does not permit the grant of Incentive Stock Options. The 2002 Plan provides for the grant of nonstatutory stock options to employees (excluding officers) and consultants. Stock options granted under the 2002 Plan will be at prices not less than the fair value of the common stock at the date of grant. The term of each option, generally 10 years or less, will be determined by CoSine.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10 percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal years ended December 31, 2007, our officers, directors and greater than 10 percent beneficial owners complied with all Section 16(a) filing requirements.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the enclosed proxy gives the persons named in the proxy discretionary authority to vote on such matters. The Board of Directors intends that these persons will vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

We anticipate that our 2009 Annual Meeting of Stockholders will be held on or about May 7, 2009. Our bylaws require stockholders to give us 90 days advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The bylaws prescribe the form of and the information to be contained in any such notice. For any stockholder proposal or nomination to be considered at the 2009 Annual Meeting of Stockholders, the stockholder’s notice must be received by Terry R. Gibson, Secretary of CoSine, at 61 East Main Street, Suite B, Los Gatos, CA 95030 no later than February 6, 2009. In addition, for a proposal by a stockholder to be included in our proxy statement and form of proxy for the 2009 Annual Meeting of stockholders under Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by Terry R. Gibson, Secretary of CoSine, at 61 East Main Street, Suite B, Los Gatos, CA 95030 on or before December 9, 2008. Rules under the Securities Exchange Act of 1934 describe standards as to the submission of stockholder proposals.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call or write to Terry R. Gibson, Secretary of CoSine, at 61 East Main Street, Suite B, Los Gatos, CA 95030. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

By Order of the Board of Directors

Terry R. Gibson
Secretary

COSINE COMMUNICATIONS, INC.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ITEM 1.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

1. ELECTION OF DIRECTORS:

Nominees:

	For All	Withhold All	For All Except
01 Donald Green 02 Charles J. Abbe 03 Jack L. Howard, and 04 Terry R. Gibson	☐	☐	☐

To withhold authority to vote for an individual nominee, mark "For All Except" and write the nominee's number on the line below.

____

In their discretion, the proxies are authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment of postponement thereof.

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Signature ____________________ Date __________ Signature (Joint Owners) ____________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as a corporation, attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CoSine Communications, Inc., c/o Mellon Investor Services, Proxy Processing, P.O. Box 3510, S. Hackensack, NJ 07606-9210.

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PROXY

COSINE COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS — MAY 8, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints TERRY R. GIBSON and ANDREW H. PONTIOUS, and each of them, each with full power of substitution as proxies for the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at the Bankers Club, Bank of America, 555 California Street, 52nd Floor, San Francisco, California 94104, on Thursday, May 8, 2008, at 11:00 A.M. Pacific Time and any adjournment or postponement thereof, and to vote all shares of Common Stock held of record by the undersigned at the close of business on March 20, 2008 on the proposals stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲